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                                    EXHIBIT 4

                             JOINT FILING AGREEMENT


   We, the undersigned, hereby express our agreement that the attached Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.



                                          BB BIOTECH AG

Date:  November 19, 1998                  By:    /s/ HANS-JOERG GRAF
                                                 -------------------------------
                                          Name:      Hans-Joerg Graf
                                                 -------------------------------
                                                     Signatory Authority


Date:  November 19, 1998                  By:    /s/ DR. VICTOR BISCHOFF
                                                 -------------------------------
                                          Name:      Dr. Victor Bischoff
                                                 -------------------------------
                                                     Vice Chairman and Director


                                          BIOTECH TARGET S.A.

Date:  November 19, 1998                  By:    /s/ DR. ANDREAS BREMER
                                                 -------------------------------
                                          Name:      Dr. Andreas Bremer
                                                 -------------------------------
                                                     Signatory Authority


Date:  November 19, 1998                  By:    /s/ DR. ANDERS HOVE
                                                 -------------------------------
                                          Name:      Dr. Anders Hove
                                                 -------------------------------
                                                     Signatory Authority




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